UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 6, 2015

Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Suite 106

Purchase, New York 10577

(Address of principal executive offices) (Zip Code)

(914) 468-4009

Registrant's telephone number, including area code

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 6, 2015, Ian Sheffield resigned from his position as a director of Bovie Medical Corporation (the “Company”). Mr. Sheffield’s departure from the Board was not the result of any disagreements with the Company.

Effective May 6, 2015, Charles T. Orsatti was appointed by the unanimous vote of the Board of Directors to the Board of Directors of the Company to fill the vacancy created by Mr. Sheffield’s departure. Mr. Orsatti was unanimously appointed to serve as Vice Chairman of the Board of Directors and shall also serve as Chair of the Compensation Committee and member of the Audit Committee. Mr. Orsatti is a nominee of Great Point Partners, LLC pursuant to the terms of that certain Securities Purchase Agreement dated December 13, 2013 among the Company and certain investors party thereto.

Mr. Orsatti has served as a member of the board of Biotronic Neuronetwork, Inc., a provider of inter-operative neurological monitoring services for hospital based intensive surgeries, from 2008 to the present, as well as chairman of the board from 2013 to the present. From 2008 to 2011, Mr. Orsatti served as a director of Angiodynamics, Inc., a Nasdaq-listed medical device manufacturer. He also served as a director of SRI Surigcal, Inc. from 2004 to 2011. Mr. Orsatti previously served as chairman and director of djOrthopedics, Inc., a NYSE-listed orthopedic sports medicine company, from 1999 until November 2007. From 1995 to the present, Mr. Orsatti has been Chairman and Managing Partner of Fairfield Capital Partners, Inc., a private equity investment firm. Mr. Orsatti was Chairman and Chief Executive Officer of Fairfield Medical Products Corporation, a manufacturer of critical care products. From 1998 to 2007, Mr. Orsatti was a senior consultant to J.P. Morgan Partners and was appointed the Managing Partner of a large investment fund focused on acquisitions in the orthopedic healthcare segment. From 1983 to 1986, he was Chief Executive Officer of Coloplast, Inc., a manufacturer of single use products and then served as Chief Operating Officer and President of two medical divisions of British Oxygen Corporation. Mr. Orsatti began his career with the medical products division of Air Products and Chemicals, Inc. and subsequently worked for the Critikon Division of Johnson & Johnson. He also served as a Captain in the United States Army.

The Company has agreed to pay Mr. Orsatti sixty-five thousand dollars ($65,000) annually for his service as Vice Chairman of the Board of Directors. Additionally, on May 6, 2015 the Company issued Mr. Orsatti a stock option to purchase one hundred thousand (100,000) shares of the Company’s common stock. The stock option shall vest twenty-five percent annually over a four-year period and is exercisable at a strike price equal to the fair market value as reflected by the closing price of the Company’s common stock on the date of the option grant. Except as otherwise disclosed herein, there are no other arrangements or understandings between Mr. Orsatti and any other person pursuant to which Mr. Orsatti was appointed as a director of the Company.

Mr. Orsatti has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOVIE MEDICAL CORPORATION

Date: May 8, 2015	By:	/s/ Robert L. Gershon
Robert L. Gershon
Chief Executive Officer